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                                                                    EXHIBIT 10.1

                                   AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                  EMPLOYEE STOCK PURCHASE & ACCUMULATION PLAN



     The Newport News Shipbuilding Inc. Employee Stock Purchase & Accumulation Plan (the "Plan") is hereby amended, effective immediately prior to the Consummation of the Offer (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and Newport News Shipbuilding Inc., dated as of April 24, 2001), as follows:


     1.   A new Section 7.09 is added to read as follows:

          "Notwithstanding anything to the contrary in the Plan, (i) the scheduled Exercise Date in respect of the Offering Period in effect immediately prior to the Effective Time (as defined in the Agreement and Plan of Merger among General Dynamics Corporation, Grail Acquisition Corporation and Newport News Shipbuilding Inc., dated as of April 24, 2001 (the "Merger Agreement")) shall be accelerated, and all unexercised rights to purchase shares of Common Stock pursuant to then outstanding Options shall be automatically exercised not later than immediately prior to the Effective Time, (ii) solely to permit a Participant to tender shares of Company common stock into the Offer (as defined in the Merger Agreement), the holding periods described in the last sentence of Section 7.08 shall be waived immediately prior to the Consummation of the Offer (as defined in the Merger Agreement) and
          (iii) the Plan shall terminate at the Effective Time."



     Full Force and Effect.  Except as expressly amended hereby, the Plan shall
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continue in full force and effect in accordance with the terms thereof on the date hereof.
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     Governing Law.  This Amendment shall be governed by and construed in
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accordance with the laws of the Commonwealth of Virginia applicable to agreements made and entirely to be performed within such jurisdiction.

     IN WITNESS WHEREOF, this Amendment is hereby executed this _____ day of ______, 2001.


                                   NEWPORT NEWS SHIPBUILDING INC.



                                   By:_______________________
                                      Vice President, Human
                                      Resources and EH&S


ATTEST:



By:________________________
Title: